Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement of ONEOK, Inc., on Form S-8 (File No. 333-140629; 333-41267 and 333-41263) of our report dated June 6, 2008, on our audit of the financial statements and financial statement schedule of the Thrift Plan for Employees of ONEOK, Inc. and Subsidiaries as of December 31, 2007 and 2006, and for the year ended December 31, 2007, which report is included in this Annual Report on Form 11-K.

/s/ BKD, LLP

Tulsa, Oklahoma

June 6, 2008